August 29, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read Item 4 of eB2B Commerce, Inc.'s Form 8-K/A dated August 6, 2002, and we agree with the statements made therein.

Yours truly,

//Deloitte & Touche LLP//